Exhibit 99.1

Northwest	t (240) 497-9024	www.nwbio.com
Biotherapeutics, Inc.	f (240) 627-4121	NASDAQ: NWBO

4800 Montgomery Lane
Suite 800
Bethesda, MD 20814

NW BIO ANNOUNCES COMPLETION OF

DCVAX®-DIRECT PHASE I TRIAL RECRUITMENT

DCVax®-Direct Phase II Trial Preparations and Manufacturing Expansion Underway

BETHESDA, Md., July 16, 2014 - Northwest Biotherapeutics (NASDAQ: NWBO) (NW Bio), a biotechnology company developing DCVax® personalized immune therapies for solid tumor cancers, announced today that the Phase I portion of the Company's Phase I/II DCVax-Direct clinical trial has completed its 36-patient target recruitment, and the Company is now underway with preparations for the Phase II portion of this trial, as well as expansion of DCVax-Direct manufacturing.

The Phase I/II trial is testing the safety and activity of DCVax-Direct in various types of cancer. The Phase I portion of the trial has involved testing of 3 different dose levels, and a diverse range of cancers.  The patients enrolled in Phase I will continue to receive treatments in accordance with the protocol.

With the closing of Phase I, the Company is now preparing to initiate the Phase II portion of the trial.  This second part of the Phase I/II study will target 24 or more patients in selected cancers.  Additional trial sites are being brought on to facilitate and expedite enrollment.

The Company and its manufacturing partner, Cognate BioServices, are also expanding the manufacturing capacity for DCVax-Direct.  During the last two years, in addition to manufacturing the DCVax-Direct products for the clinical trial, Cognate has undertaken development work for the DCVax-Direct program, and the automated system used in certain key stages of DCVax-Direct production, in order to build the foundation for this expansion of manufacturing capacity.

"It is very gratifying to reach this important milestone in the Phase I portion of the Phase I/II DCVax-Direct clinical trial," commented Linda Powers, CEO of NW Bio . "We are looking forward to proceeding with Phase II, with anticipated expansion of the clinical trial sites and expanded manufacturing capacity and automation efficiencies."

About Northwest Biotherapeutics

Northwest Biotherapeutics is a biotechnology company focused on developing immunotherapy products to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and on a cost-effective basis, in both the United States and Europe.  The Company has a broad platform technology for DCVax dendritic cell-based vaccines.  The Company's lead program is a 312-patient Phase III trial in newly diagnosed Glioblastoma multiforme (GBM).  GBM is the most aggressive and lethal form of brain cancer, and is an "orphan disease."  The Company is under way with a 60-patient Phase I/II trial with DCVax-Direct for all inoperable solid tumor cancers.  The Company previously received clearance from the FDA for a 612-patient Phase III trial in prostate cancer.  The Company conducted a Phase I/II trial with DCVax for metastatic ovarian cancer together with the University of Pennsylvania.  In Germany, the Company recently received approval of a 5-year Hospital Exemption for treatment of glioma (brain cancer) patients outside the clinical trial.

Disclaimer

Statements made in this news release that are not historical facts, including statements concerning future treatment of patients using DCVax and future clinical trials, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as "expect," "believe," "intend," "design," "plan," "continue," "may," "will," "anticipate," and similar expressions are intended to identify forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement.  Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as risks related to the Company's ability to enroll patients in its clinical trials and complete the trials on a timely basis, uncertainties about the clinical trials process, uncertainties about the timely performance of third parties, risks related to whether the Company's products will demonstrate safety and efficacy, risks related to the Company's and Cognate's abilities to carry out the intended manufacturing expansions, risks related to the Company's ongoing ability to raise additional capital, risks related to the Company's ability to carry out the Hospital Exemption program and risks related to possible reimbursement and pricing.  Additional information on these and other factors, including Risk Factors, which could affect the Company's results, is included in its Securities and Exchange Commission ("SEC") filings.  Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement.  You should not place undue reliance on any forward-looking statements.  The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Media Contacts:

Les Goldman 202-841-7909	Beverly Jedynak 312-943-1123
lgoldman@nwbio.com	bjedynak@janispr.com